Exhibit 23.7

CONSENT OF QUALIFIED PERSON

November 3, 2023

Re: Form S-8 Registration Statement to be filed by McEwen Mining Inc. (the “Company”)

I, Aleksandr Mitofanov, consent to:

•	the use of the technical report titled “Technical Report Summary on the Initial Assessment of the Fox Complex, Ontario, Canada” (the “Technical Report Summary”), that is current as of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”), as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and referenced in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), which is incorporated by reference in this Registration Statement on Form S-8 being filed by the Company with the SEC, and any amendments thereto (the “Form S-8”);

•	the use of and reference to my name in the Form 10-K, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Technical Report Summary included in the Form 10-K, which is incorporated by reference in this Form S-8; and

•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 10-K that is incorporated by reference in this Form S-8.

I am responsible for authoring, and this consent pertains to, Sections 1.1, 1.2, 1.9, 1.11, 1.22, 1.23, Chapter 2.0, Sections 9.1, 9.6-9.8, 11.1, 11.5, 11.8, 11.9 22.3, 22.4, 22.13, 22.14, 23.1, 23.2, 23.10, Chapter 24.0 and Section 25.1 of the Technical Report Summary. I certify that I have read the Form 10-K, which is incorporated by reference in this Form S-8, and that it fairly and accurately represents the information in the Technical Report Summary for which I am responsible.

By:	/s/ Aleksandr Mitofanov
Name:	Aleksandr Mitofanov
Title:	Professional Geologist at SRK Consulting (Canada) Inc.